Exhibit 99.1
Synalloy Reports Strong Second Quarter 2022 Results

Fifth Consecutive Quarter of Year-Over-Year Growth in Net Sales, Net Income, and Adjusted EBITDA

Upcoming Rebrand to Ascent Industries Co. Better Aligns Go-to-Market Strategy with Long-Term Strategic Vision

Oak Brook, Illinois, August 09, 2022 – Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”), an industrials company focused on the production and distribution of industrial tubular products and specialty chemicals, is reporting its results for the second quarter ended June 30, 2022.

Second Quarter 2022 Summary

(in millions, except per share and margin)	Q2 2022[1]	Q2 2021	Change
Net Sales	$116.2	$83.1	40%
Gross Profit	$20.9	$14.1	48%
Gross Profit Margin	18.0%	17.0%	100bps
Net Income	$11.1	$2.9	283%
Diluted Earnings per share	$1.06	$0.31	242%
Adjusted EBITDA	$15.5	$9.8	58%
Adjusted EBITDA Margin	13.3%	11.7%	160bps
1The second quarter of 2022 included $8.4 million in net sales, $0.2 million in net income and $0.8 million in adjusted EBITDA from the acquisition of DanChem, which closed on October 22, 2021.

Management Commentary
“After a strong start to the year, we sustained our momentum and generated a fifth consecutive quarter of year-over-year growth across the top and bottom line,” said Chris Hutter, president and CEO of Synalloy. “We continued to make progress on our transformation efforts through diversifying our supply chain, widening our sales funnel, and steadily growing our footprint and manufacturing capacity. In our metals segment, or what we will be referring to as tubular products going forward, we added new international suppliers which strengthened and diversified our supply chain network, resulting in lower lead times and incremental margin improvements. In specialty chemicals, we strengthened our sales team with key talent, allowing us to better cross-sell, build deeper relationships and provide higher quality customer service. We also enhanced our manufacturing capabilities with upgrades to existing equipment, the implementation of 24/7 operations in multiple facilities and investments in automation to better address the growing demand and long-term expansion goals for this segment.

“As recently announced, our rebrand to Ascent Industries Co. (‘Ascent’) better reflects our go-forward strategic vision. Since the start of our transformation journey, our goal has always been to build best-in-class industrial manufacturing companies through maximizing efficiency across our operations and relentlessly innovating our production capabilities and portfolio of products. Rebranding to Ascent better aligns the company with our refreshed mission statement, our focus on unlocking the full potential of our existing operations, and identifying value-additive acquisition opportunities with strong research and development capabilities.

“For the back half of the year, we expect to continue executing on our strategic priorities: refining and progressing our commercial strategy, identifying and investing in automation and technology, further integrating our facilities to promote cross-functional work processes, and improving labor and asset mixes to maximize our working capital use. We remain steadfast in our commitment towards driving long-term, sustainable growth through our robust platform and creating value for our shareholders.”

Second Quarter 2022 Financial Results
Net sales increased 40% to $116.2 million compared to $83.1 million in the prior year period, primarily driven by favorable product mix shifts and broad-based pricing increases.

Gross profit increased 48% to $20.9 million, or 18.0% of net sales, compared to $14.1 million, or 17.0% of net sales, in the second quarter of 2021. Gross profit and gross margin benefited from a shift to higher margin products, increased selling prices and an expanded supplier base, which offset the impact of increased raw material and freight costs.

Net income increased significantly to $11.1 million, or $1.06 diluted earnings per share, compared to $2.9 million, or $0.31 diluted earnings per share, in the second quarter of 2021. The increase was primarily a result of the strong sales and gross profit performance.

Adjusted EBITDA increased 58% to $15.5 million compared to $9.8 million in the second quarter of 2021. Adjusted EBITDA margin also improved 160 basis points to 13.3% compared to 11.7% in the prior year period.

Segment Results
Metals – Net sales in the second quarter of 2022 increased 28% to $87.2 million compared to $68.1 million in the second quarter of 2021. Operating income in the second quarter increased 72% to $12.9 million compared to $7.5 million in the prior year period. Adjusted EBITDA in the second quarter increased 46% to $14.7 million compared to $10.1 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA improved 210 basis points to 16.9% compared to 14.8% in the second quarter of 2021.

Specialty Chemicals – Net sales in the second quarter of 2022 increased 94% to $29.0 million compared to $15.0 million in the second quarter of 2021. Operating income in the second quarter increased significantly to $2.6 million compared to $(0.4) million in the prior year period. Adjusted EBITDA in the second quarter increased significantly to $3.6 million compared to $0.8 million in the prior year period. Adjusted EBITDA margin improved 740 basis points to 12.6% compared to 5.2% in the second quarter of 2021.

Liquidity
As of June 30, 2022, total debt was $68.3 million under the Company’s credit facility, compared to $70.4 million in debt at December 31, 2021. As of the end of the second quarter of 2022, the Company had $41.2 million of remaining available borrowing capacity under its credit facility, compared to $39.4 million at December 31, 2021.

Rebrand to Ascent Industries Co.
As a reminder, Synalloy’s rebrand to Ascent Industries Co. will go into effect on August 10, 2022. The Company’s stock ticker symbol will change from “SYNL” to “ACNT” on the Nasdaq stock exchange, and trading under the new stock ticker symbol will commence on August 10th.

The Company’s corporate website, including the investor relations portion of the site, will be relocating to www.ascentco.com. Additionally, the public will be able to reach the investor relations department at ACNT@gatewayir.com.

In celebration of the Company’s rebrand, the executive leadership team will be visiting the Nasdaq MarketSite in Times Square, New York to ring the Nasdaq Stock Market Closing Bell on August 15, 2022. On the day of the ceremony, a live stream of the Nasdaq Closing Bell will be available at https://www.nasdaq.com/marketsite/bell-ringing-ceremony.

To view a video of the Company’s rebranded vision coming to life, please click here.

Conference Call
Synalloy will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2022.

Synalloy management will host the conference call, followed by a question-and-answer period.
Date: Tuesday, August 09, 2022
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

To access the call by phone, please register via the live call registration link above or here and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay via the webcast registration link above or here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.synalloy.com.

About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the distribution of seamless tubular products, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit its web site at www.synalloy.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Synalloy Corporation's Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC, or on our website. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.
Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income.

Management believes that these non-GAAP measures provide additional useful information to allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Company Contact
Aaron Tam
Chief Financial Officer
1-804-822-3260
Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
SYNL@gatewayir.com

SYNALLOY CORPORATION
Condensed Consolidated Balance Sheets
($ in thousands)

	(Unaudited)
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$245	$2,021
Accounts receivable, net of allowance for credit losses of $748 and $216, respectively	63,932	50,126
Inventories, net	134,529	103,249
Prepaid expenses and other current assets	4,883	3,728
Assets held for sale	785	855
Total current assets	204,374	159,979
Property, plant and equipment, net	42,177	43,720
Right-of-use assets, operating leases, net	29,950	30,811
Goodwill	12,637	12,637
Intangible assets, net	12,940	14,382
Deferred charges, net	253	302
Other non-current assets, net	4,110	4,171
Total assets	$306,441	$266,002

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$56,167	$32,318
Accounts payable - related parties	2	2
Accrued expenses and other current liabilities	10,800	12,407
Current portion of note payable	871	—
Current portion of long-term debt	2,464	2,464
Current portion of earn-out liabilities	415	1,961
Current portion of operating lease liabilities	1,061	1,104
Current portion of finance lease liabilities	259	233
Total current liabilities	72,039	50,489
Long-term debt	65,849	67,928
Long-term portion of operating lease liabilities	31,445	32,059
Long-term portion of finance lease liabilities	1,363	1,414
Deferred income taxes	1,791	2,433
Other long-term liabilities	70	89
Total non-current liabilities	100,518	103,923

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; authorized 24,000,000 shares; issued 11,085,000 shares	11,085	11,085
Capital in excess of par value	46,162	46,058
Retained earnings	84,397	63,080
	141,644	120,223
Less: cost of common stock in treasury - 825,570 and 918,471 shares, respectively	7,760	8,633
Total shareholders' equity	133,884	111,590
Total liabilities and shareholders' equity	$306,441	$266,002
Note: The condensed consolidated balance sheet at December 31, 2021 has been derived from the audited consolidated financial statements at that date. See accompanying notes to condensed consolidated financial statements.

SYNALLOY CORPORATION
Condensed Consolidated Statements of Income - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales
Metals Segment	$87,182	$68,097	$175,679	$123,311
Specialty Chemicals Segment	29,020	14,990	56,741	29,554
	$116,202	$83,087	$232,420	$152,865
Operating income (loss)
Metals Segment	$12,934	$7,504	$27,426	$10,081
Specialty Chemicals Segment	2,627	(414)	5,014	642

Unallocated expense (income)
Corporate	3,322	1,360	6,351	3,127
Acquisition costs and other	157	—	688	—
Proxy contest costs and recoveries	—	632	—	168
Earn-out adjustments	(109)	1,044	(7)	1,270
Operating income	12,191	4,054	25,408	6,158
Interest expense	407	353	810	739
Change in fair value of interest rate swap	—	—	—	(2)
Loss on extinguishment of debt	—	—	—	223
Other, net	(23)	—	(58)	162
Income before income taxes	11,807	3,701	24,656	5,036
Income tax provision	750	815	3,339	1,056
Net income	$11,057	$2,886	$21,317	$3,980

Net income per common share
Basic	$1.08	$0.31	$2.08	$0.43
Diluted	$1.06	$0.31	$2.05	$0.43

Average shares outstanding
Basic	10,244	9,233	10,226	9,212
Diluted	10,431	9,331	10,377	9,315

Other data:
Adjusted EBITDA[1]	$15,453	$9,763	$32,414	$14,639
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

SYNALLOY CORPORATION
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net income	$21,317	$3,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	4,208	3,591
Amortization expense	1,442	1,360
Amortization of debt issuance costs	49	46
Asset impairments	—	233
Loss on extinguishment of debt	—	223
Deferred income taxes	(642)	(76)
Earn-out adjustments	(7)	1,270
Payments of earn-out liabilities in excess of acquisition date fair value	(372)	—
Provision for (reduction of) losses on accounts receivable	532	(362)
Provision for losses on inventories	1,234	368
Gain on disposal of property, plant and equipment	(5)	(81)
Non-cash lease expense	214	249
Change in fair value of interest rate swap	—	(2)
Issuance of treasury stock for director fees	364	—
Stock-based compensation expense	452	456
Changes in operating assets and liabilities:
Accounts receivable	(14,339)	(12,536)
Inventories	(32,442)	(5,482)
Other assets and liabilities	(1,022)	(570)
Accounts payable	23,591	5,575
Accounts payable - related parties	—	632
Accrued expenses	(1,795)	1,370
Accrued income taxes	110	4,751
Net cash provided by operating activities	2,889	4,995
Investing activities
Purchases of property, plant and equipment	(2,330)	(563)
Proceeds from disposal of property, plant and equipment	5	138
Net cash used in investing activities	(2,325)	(425)
Financing activities
Borrowings from long-term debt	237,938	38,398
Proceeds from note payable	967	—
Proceeds from the exercise of stock options	161	—
Payments on long-term debt	(240,017)	(40,269)
Payments on note payable	(96)	—
Principal payments on finance lease obligations	(126)	(19)
Payments on earn-out liabilities	(1,167)	(1,944)
Payments for termination of interest rate swap	—	(46)
Payments for deferred financing costs	—	(165)
Net cash used in financing activities	(2,340)	(4,045)
(Decrease) increase in cash and cash equivalents	(1,776)	525
Cash and cash equivalents, beginning of period	2,021	236
Cash and cash equivalents, end of period	$245	$761

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$699	$620
Income taxes	$3,874	$24

Noncash Investing Activities:
Capital expenditures, not yet paid	$336	$—

SYNALLOY CORPORATION
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Consolidated
Net income	$11,057	$2,886	$21,317	$3,980
Adjustments:
Interest expense	407	353	810	739
Change in fair value of interest rate swap	—	—	—	(2)
Income taxes	750	815	3,339	1,056
Depreciation	2,092	1,774	4,208	3,591
Amortization	721	680	1,442	1,360
EBITDA	15,027	6,508	31,116	10,724
Acquisition costs and other	157	—	688	—
Proxy contest costs and recoveries[1]	—	632	—	168
Loss on extinguishment of debt	—	—	—	223
Earn-out adjustments	(109)	1,044	(7)	1,270
Loss on investment in equity securities and other investments	—	—	—	363
Asset impairments	—	233	—	233
Gain on lease modification	(2)	—	(2)	—
Stock-based compensation	263	269	395	456
Non-cash lease expense	107	124	214	249
Retention expense	—	476	—	476
Restructuring and severance costs	10	477	10	477
Adjusted EBITDA	$15,453	$9,763	$32,414	$14,639
% sales	13.3%	11.7%	13.9%	9.6%
1Proxy contest costs and recoveries for the three months ended June 30, 2021 are reimbursements of documented, out-of-pocket costs to Privet and UPG related to the 2020 shareholder activism. Proxy contest costs and recoveries for the six months ended June 30, 2021 are reimbursements of documented, out-of-pocket costs to Privet and UPG partially offset by insurance recoveries for costs related to the 2020 shareholder activism.

SYNALLOY CORPORATION
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Metals Segment
Net income	$13,074	$6,463	$27,498	$9,002
Adjustments:
Depreciation expense	1,163	1,350	2,376	2,742
Amortization expense	625	680	1,250	1,360
EBITDA	14,862	8,493	31,124	13,104
Earn-out adjustments	(109)	1,044	(7)	1,270
Stock-based compensation	(11)	46	24	83
Non-cash lease expense	(1)	—	(1)	—
Retention expense	—	476	—	476
Restructuring and severance costs	—	50	—	50
Metals Segment Adjusted EBITDA	$14,741	$10,109	$31,140	$14,983
% segment sales	16.9%	14.8%	17.7%	12.2%

Specialty Chemicals Segment
Net income (loss)	$2,617	$(414)	$4,995	$641
Adjustments:
Interest expense	9	—	18	—
Depreciation expense	915	390	1,800	776
Amortization expense	96	—	192	—
EBITDA	3,637	(24)	7,005	1,417
Acquisition costs and other	—	—	—	—
Asset impairments	—	233	—	233
Stock-based compensation	11	136	18	167
Restructuring and severance costs	—	427	—	427
Specialty Chemicals Segment Adjusted EBITDA	$3,648	$772	$7,023	$2,244
% segment sales	12.6%	5.2%	12.4%	7.6%